SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential,  For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         / /      Definitive Proxy Statement
         / /      Definitive Additional Materials
         /X/      Soliciting Material Under Rule 14a-12

                              SL INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                           THE SL FULL VALUE COMMITTEE
                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                            NEWCASTLE PARTNERS, L.P.
                                 MARK E. SCHWARZ
                                   GLEN KASSAN
                               JAMES R. HENDERSON
                                 STEVEN WOLOSKY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2)      Aggregate number of securities to which transaction applies:


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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:


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         (4)      Proposed maximum aggregate value of transaction:


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         (5)      Total fee paid:


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         / /      Fee paid previously with preliminary materials:


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         / /      Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:


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         (2)      Form, Schedule or Registration Statement No.:


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         (3)      Filing Party:


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         (4)      Date Filed:


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



THE FOLLOWING IS A LETTER FROM THE SL FULL VALUE COMMITTEE TO OWEN FARREN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SL INDUSTRIES, INC., DATED FEBRUARY 16, 2001:

                           THE SL FULL VALUE COMMITTEE
                        150 East 52nd Street, 21st Floor
                            New York, New York 10022



                                                               February 16, 2001


BY FACSIMILE AND FEDERAL EXPRESS

Owen Farren
President and Chief Executive Officer
SL Industries, Inc.
520 Fellowship Road, Suite A114
Mt. Laurel, New Jersey 08054

Dear Mr. Farren:

         Steel Partners II, L.P. ("Steel Partners") is a long-term and significant shareholder of SL Industries, Inc. ("SL" or the "Company") and is deeply concerned by management's inability to enhance shareholder value. As a direct result, Steel Partners notified you of the nomination of its slate of five nominees for election to the Board of Directors of SL (the "SL Board") and the formation of The SL Full Value Committee (the "Committee") in a letter to the SL Board dated February 15, 2001. Although the SL Board has purported to focus on the creation of value for its shareholders over the last few years, we believe that the SL Board has failed in achieving this goal and SL shareholders have not been rewarded for their investment in SL.

         We are concerned about the recently announced decision of SL to engage Credit Suisse First Boston to assist the Company in evaluating strategic alternatives to maximize shareholder value, since the focus of the engagement appears to be the growth of the power and data quality equipment and systems business. We believe that in order to fully maximize shareholder value, the Company should take action that would give shareholders the greatest return on their investment in the short term. Since we no longer have confidence in management's ability to transform SL into a growth company, especially under its almost decade-old Power and Data Quality strategy, we believe that immediate action should be taken to maximize shareholder value.

         Steel Partners, under the leadership of its managing member Warren Lichtenstein, has a record of assisting companies in creating shareholder value in the short term represented by completed transactions with Aydin Corporation, PLM International, Inc., Saratoga Beverage Group,

Inc. and Tech-Sym Corporation. Steel Partners continues to believe there is significant value inherent in SL's assets despite its poor operating performance and current stock price.

         It is for the above-stated reasons, and others, that we have now concluded that the best means by which we can ensure the SL Board acts in the immediate best interests of the Company's shareholders is to have certain directors of the Company removed and in their place elect directors committed to pursuing strategic alternatives. In that regard, we have formed the Committee and will commence a proxy solicitation whereby we will seek to elect to the SL Board Steel's slate of nominees. If elected, the slate will take all necessary action in order to create short-term value for the SL shareholders.


                                        Very truly yours,

                                        THE SL FULL VALUE COMMITTEE

                                        /s/ Warren G. Lichtenstein
                                        ----------------------------------
                                        Warren G. Lichtenstein




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


                       INFORMATION CONCERNING PARTICIPANTS

         On February 15, 2001, Steel Partners II, L.P., a Delaware limited partnership ("Steel"), notified SL Industries, Inc. (the "Issuer") of its intention to nominate Warren G. Lichtenstein, Mark E. Schwarz, Glen Kassan, James R. Henderson and Steven Wolosky (the "Nominees") to the Issuer's Board of Directors at the next annual meeting of stockholders and the formation of The SL Full Value Committee (the "Committee") for the purpose of soliciting proxies or written consents for the election of the Nominees. The Committee, Steel, the Nominees and Newcastle Partners, L.P., a Texas limited partnership ("Newcastle"), may be deemed to be participants in the solicitation of proxies of the Issuer's stockholders by the Committee to elect the Nominees.

         As of the date hereof, the participants' beneficial ownership of the Common Stock, par value $.20 per share, of the Issuer (the "Shares") is as follows:

         Steel Partners II, L.P. beneficially owns 503,000 Shares constituting approximately 8.9% of the Shares outstanding.

         Warren G. Lichtenstein beneficially owns 518,300 Shares, representing approximately 9.2% of the Shares outstanding. Mr. Lichtenstein has sole voting and dispositive power with respect to the 15,300 Shares owned by him and the 503,000 Shares owned by Steel by virtue of his authority to vote and dispose of such Shares.

         Newcastle Partners, L.P. beneficially owns 112,200 Shares, representing approximately 2.0% of the Shares outstanding.

         Mark  E.  Schwarz   beneficially  owns  112,200  Shares,   representing
approximately 2.0% of the Shares outstanding. Mr. Schwarz has sole voting and dispositive power with respect to the 112,200 Shares owned by Newcastle by virtue of his authority to vote and dispose of such Shares.

         Glen Kassan does not own any Shares.

         James R. Henderson does not own any Shares.

         Steven Wolosky does not own any Shares.

         The SL Full Value Committee may be deemed to beneficially own 630,500 Shares, representing approximately 11.2% of the Shares outstanding. Such 630,500 Shares represent the aggregate shareholdings of the other participants.

         The SL Full Value Committee intends to make a preliminary filing with the Securities and Exchange Commission of proxy materials to be used to solicit the votes for the election of the Nominees at the Issuer's annual meeting of stockholders scheduled to be held on or around April 20, 2001.


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


         Additional  information  about  the  participants  is  included  in the
Schedule 13D filed by the participants with the Securities and Exchange Commission on February 16, 2001, and will be included in a proxy statement and other relevant documents concerning the election of the Nominees.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FREE OF CHARGE AT THE COMMISSION'S WEBSITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS FILED BY THE PARTICIPANTS WILL BE AVAILABLE FREE OF CHARGE BY CONTACTING STEEL PARTNERS II, L.P., ATTENTION: WARREN G. LICHTENSTEIN, 150 EAST 52ND STREET, 21ST FLOOR, NEW YORK, NEW YORK 10022.




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